EXHIBIT 10.31

NET LEASE

THIS NET LEASE is made as of May 12, 2009, by and between 39000 Associates LLC, a Michigan limited liability company, whose address is 500 Griswold, 10th Floor, Detroit, MI 48226 (“Landlord”), and A123 Systems, Inc., a Delaware corporation, whose address is Arsenal on the Charles, 321 Arsenal Street, Watertown, MA 02472 (“Tenant”).

Section 1

Premises

1.01         Landlord hereby leases to Tenant the real property located at 39000 West Seven Mile Road in the City of Livonia, Wayne County, State of Michigan, consisting of 291,000 rentable square feet as more particularly described on Exhibit A and shown on Exhibit B, attached hereto, together with and subject to any easements or agreements that benefit such real property (the “Land”), together with the building and all other improvements located on or under the Land (the “Improvements”) (the Land and the Improvements, collectively, will constitute and be referred to in this Lease as the “Premises”).

Section 2

Permitted Use

2.01         Tenant will have exclusive use of the Premises for all legal purposes.  Without limiting the foregoing, Tenant may use the leased premises for research and development, design, fabrication, component assembly, installation and testing of hybrid and electric transportation and electric power grid solutions and administrative/general office use and other uses related to its business operations.  From and after the Commencement Date, Tenant will have access and use of the entire Premises, including the roof, twenty-four (24) hours a day, seven (7) days a week during the Term (as the same may be extended).

Section 3

Term

3.01         The Commencement Date shall be the date on which the parties execute this Lease and shall terminate on the last day of the month in which the 10th anniversary of the Commencement Date occurs (as may be extended hereunder “Term”).  Landlord shall deliver physical possession of the Premises to Tenant on the Commencement Date free and clear of all occupants and debris and personal property but otherwise in the condition the same are in as of the date hereof.  If the Commencement Date is not the first day of a month, then each “lease year” will commence on the first day of the month following the Commencement Date.

3.02         Landlord shall pay to Tenant an improvement allowance in the amount of $100,000.00 to be used for all Tenant expenses of any nature arising under this Lease, payable in four consecutive monthly installments of $25,000.00 with the first installment due within ten days from the date hereof. If Landlord fails to make any such payment, Tenant shall be entitled to offset the unpaid amount against Tenant’s next obligations to pay Rent, together with interest on such amounts at the Default Rate, from the date the same should initially have been paid, until the date so offset.

3.03         Provided Tenant is not then in default of the terms and conditions of this Lease beyond any applicable cure period, Tenant will have two (2) options to extend this Lease Term for periods of five (5) years each from and after the expiration of the then current Term.   Such options to extend the Lease Term shall be deemed validly exercised only if Landlord receives Tenant’s written notice of exercise of option to extend the lease term no later than nine (9) months prior to the expiration of the then current Lease Term.  Time is of the essence in the delivery of the written notices of exercise.  The giving of such notice by Tenant shall automatically extend the Lease and no instrument of renewal need be executed.  In the event that Tenant fails to give such notice to Landlord, this Lease shall automatically terminate at the end of the initial term and the Tenant shall have no further option to extend the term of this Lease.  During each extended Lease Term, all terms and conditions of the Lease will continue and remain in full force and effect provided, however, the Basic Rent during such extended Term shall be, at Tenant’s election (to be exercised pursuant to Section 4.02), either (a) as set forth in the chart below in this Section 3.03, or (b) at 95% of the then current fair market rate of the Premises as determined by comparison to the market rate for comparable properties in the I-275 corridor in the immediately surrounding area (determined pursuant to Section 4.02).

If Tenant elects to extend the Lease Term for one additional five (5) year term and selects option (a) above:

(i) Basic Rent during the first year of the first extension term (Year 11)	$181,875.00 per month
(ii) Basic Rent during the second year of the first extension term (Year 12)	$187,331.25 per month
(iii) Basic Rent during the third year of the first extension term (Year 13)	$192,951.19 per month
(iv) Basic Rent during the fourth year of the first extension term (Year 14)	$198,739.73 per month
(v) Basic Rent during the fifth year of the first extension term (Year 15)	$204,701.92 per month

If Tenant elects to extend the Lease Term for a second five (5) year term and selects option (a) above:

(vi) Basic Rent during the first year of the second extension term (Year 16)	$210,842.98 per month
(vii) Basic Rent during the second year of the second extension term (Year 17)	$217,168.27 per month
(viii) Basic Rent during the third year of the second extension term (Year 18)	$223,683.32 per month
(ix) Basic Rent during the fourth year of the second extension term (Year 19)	$230,393.82 per month
(x) Basic Rent during the fifth year of the second extension term (Year 20)	$237,305.63 per month

3.04         Upon request of either Landlord or Tenant, the other will forthwith execute a written instrument confirming the Commencement Date, the Rent Commencement Date, the then applicable Basic Rent and the expiration date of the Term, and such other facts as may reasonably be requested.

Section 4

Basic Rent and Additional Rent

4.01         Tenant will pay to Landlord, as basic net annual rent (“Basic Rent”), for the original Term of this Lease, as follows:

(i) June 1, 2009 (the “Rent Commencement Date”) through May 31, 2010	$43,750.00 per month

(ii) June 1, 2010 through May 31, 2019	$127,312.50 per month

4.02         The process for the determination of the current fair market rate will be as follows:  within 15 days of receipt of Tenant’s notice of exercise of option to extend, Landlord will notify Tenant of Landlord’s estimation of the fair market rate for the Premises using Landlord’s best good-faith efforts. If Landlord and Tenant cannot agree on the fair market rate of the Premises at least eight months before the beginning of an extension term, then Tenant shall have the right to rescind Tenant’s exercise of the extension option by written notice to Landlord, in which event the lease shall terminate upon the end of the initial term.  If Tenant does not rescind Tenant’s exercise of the extension option, then Tenant shall elect either to accept as the Basic Rent for such extension term the scheduled rent chart set forth in Section 3.01 or to enter into arbitration to determine the fair market rent.  If Tenant elects to arbitrate, Landlord and Tenant will try to agree on a single appraiser not later than seven months before the beginning of the extension term. If a single appraiser is appointed as described above, then that appraiser will determine the fair market rate. If Landlord and Tenant cannot agree on a single appraiser within seven months before the beginning of the extension term, then Landlord and Tenant will each appoint one appraiser not later than six months before the beginning of an extension term. Within 10 days thereafter, the two appointed appraisers will propose their estimates of fair market rate and will appoint a third appraiser. If the two appointed appraisers cannot agree on a third appraiser, a third appraiser will be appointed by the American Institute of Real Estate Appraisers. The third appraiser shall select the proposal from Landlord’s and Tenant’s appraisers that most closely reflect the third appraiser’s own view of fair market rate.  If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, or if a party’s appraiser fails to propose a fair market rate within the time periods set forth above, the single appraiser appointed (or proposing a fair market rate, as applicable) will determine the fair market rate. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser appointed by a party will determine the fair market rate. Each party will bear the cost of its own appraiser and the parties will share equally the cost of the single or third appraiser, if applicable. Appraisers must have at least ten years experience in the appraisal of industrial/manufacturing property for comparable properties in the I-275 corridor in the immediately surrounding area, and be members of professional organizations such as the American Institute of Real Estate Appraisers or the equivalent.  For the purpose of this appraisal, the term “fair market rate” for the Premises means the net rent that a ready and willing tenant would pay for the Premises (including Landlord’s maintenance obligations hereunder, but without any material tenant improvement allowance or rent abatement period) as fixed minimum rent to a ready and willing Landlord of the Premises assuming such space was exposed for lease on the open market for a reasonable period of time, could be used for the permitted use hereunder and was improved to its then existing level; provided, however, that in determining the fair market rent, appraisers shall be instructed to ignore any increase in the fair market rate of the property attributable to the dry rooms, warehouse and racking equipment, and information technology equipment installed by Tenant.

In the event that 95% of the fair market rate for either extension term is determined by this appraisal process (“Appraisal Rent”) to be less than the rent schedule listed in Section 3.03 but greater than the rent schedule listed below for such extension term, then the Appraisal Rent shall apply for such extension term.  In the event that the Appraisal Rent for either extension term is determined to be less than the “floor” rent for such extension term set forth in the chart below in this Section 4.02, the rent for such extension term shall be (notwithstanding the result of the fair market rate determination) as follows:

First five (5) year extension term:

(i) Basic Rent during the first year of the first extension term (Year 11)	$145,500.00 per month
(ii) Basic Rent during the second year of the first extension term (Year 12)	$149,865.00 per month
(iii) Basic Rent during the third year of the first extension term (Year 13)	$154,360.95 per month
(iv) Basic Rent during the fourth year of the first extension term (Year 14)	$158,991.78 per month
(v) Basic Rent during the fifth year of the first extension term (Year 15)	$163,761.53 per month

Second five (5) year extension term:

(vi) Basic Rent during the first year of the second extension term (Year 16)	$168,674.38 per month
(vii) Basic Rent during the second year of the second extension term (Year 17)	$173,734.61 per month
(viii) Basic Rent during the third year of the second extension term (Year 18)	$178,946.65 per month
(ix) Basic Rent during the fourth year of the second extension term (Year 19)	$184,315.05 per month
(x) Basic Rent during the fifth year of the second extension term (Year 20)	$189,844.50 per month

4.03         If the Rent Commencement Date is not the first day of a month, Basic Rent for the partial month will be prorated and paid on the Rent Commencement Date so that thereafter all monthly installments of Basic Rent will be due and payable on the first day of each and every month during the Term.  Each monthly installment of Basic Rent will be paid in advance, without any set-offs or deductions and without any prior demand, on the first day of each and every month during the Term at the office of Landlord at the address first shown above, or at such other place as Landlord, from time to time, may designate in writing.

4.04         It is the intention of the parties that the Basic Rent payable hereunder will be absolutely net to Landlord, so that this Lease will yield to Landlord the net annual rent specified herein during the Term of this

Lease; and that except as provided in Sections 8.01 and 8.03, all costs, expenses, and obligations of every kind and nature whatsoever relating to the Premises will be paid by Tenant.  Any payment required by Tenant under this Lease other than Basic Rent is referred to as “Additional Rent” (Basic Rent and Additional Rent is sometimes collectively referred to as “Rent”).  Any Basic Rent or Additional Rent payable by Tenant to Landlord pursuant to this Lease not received by Landlord within five days of the due date will be subject to a late charge of 2% of the amount of such delinquent payment; however, Tenant will be entitled to one written notice per lease year before the imposition of a late charge.  In addition to the foregoing late charge, a Basic Rent or Additional Rent not paid when due will bear interest at the rate of 3% over the prime rate then in effect as published in the Wall Street Journal, but in no event in excess of the highest rate then allowed under any applicable usury laws during the period of such delinquency (“Default Rate”).  Tenant acknowledges that such late and interest charges cover Landlord’s administrative costs, are reasonable, and are not to be construed as a penalty.  Such late charge and default interest rate will be due and payable together with the next regular installment of Basic Rent.  In addition to the foregoing charges, if Tenant defaults in the payment of any payment required to be made by Tenant hereunder, Landlord may, but will not be obligated to, make such payment in which event the amount thereof will be payable as Additional Rent to Landlord by Tenant upon demand together with interest at the Default Rate from the date of such payment by Landlord until receipt of such payment; and upon default of such payment, Landlord will have the same remedies as on default in the payment of Basic Rent.  The obligation hereunder to pay late charges, interest, and other costs exists in addition to, not in place of, the other default provisions set forth herein.

4.05         Upon delivery to Tenant of a fully executed lease Tenant will simultaneously deliver to Landlord the sum of $43,750.00, representing the first full monthly installment of Basic Rent.

Section 5

Taxes and Assessments

5.01         Tenant will pay as Additional Rent all taxes and assessments (including special assessments, if any), that may be levied or assessed by any lawful authority during the Term of this Lease against the Premises, or any part thereof, or against any building at any time situated thereon (collectively “Taxes”).  “Taxes” will include, without limitation, any present or future enactment by the United States, the State of Michigan, the city or municipality in which the Premises is located, or any political subdivision thereof, or any governmental authority having jurisdiction thereover that imposes a tax and/or assessment of any kind or nature upon, against, or with respect to the rentals and other charges payable by Tenant to Landlord derived from the Premises, or with respect to Landlord’s (or the individuals or entities which form the Landlord herein) ownership of the Land and/or the Improvements, as currently taxed, and/or either in addition to, or by way of substitution for, all or any part of the Taxes levied or assessed against the Premises, exclusive only of general income taxes and inheritance, estate, succession, transfer, gift, franchise, or capital stock tax, or any income taxes arising out of or related to ownership and operation of income-producing real estate, and any increase in taxes and assessments resulting from Landlord’s sale of, or other transfer of its interest in the Building (Landlord represents to Tenant that it has not received any written notice of any pending assessments).

All such Taxes will be paid by Tenant to Landlord or directly to the assessing or collecting authority, if Landlord so directs in writing, on or before the date same become delinquent.  Upon request by Landlord’s institutional mortgage lender (“Mortgagee”), an estimated amount of such Taxes will be paid monthly by Tenant pursuant to the requirements of a tax escrow account established by such Mortgagee, provided the escrow arrangements are reasonably satisfactory to Tenant.

The Taxes for the first and last years of the Term, or any extensions thereof, will be prorated between Landlord and Tenant in accordance with the local custom for such proration, so that Tenant will be responsible only for such Taxes as may be attributable to the period included in the Term of this Lease.

Section 6

Utilities

6.01         Tenant will pay as Additional Rent all charges and assessments made against the Premises for water, sewer, gas, electricity, telephone, heating, air conditioning, and for the consumption and use of all utilities of any nature, as and when due, during the Term and continuance of this Lease.  Upon the Commencement Date, all such utilities shall be placed in Tenant’s name.

Section 7

Insurance

7.01         Tenant will maintain a policy insuring the Improvements against so-called “all risk” perils for full replacement cost, including loss of rental income, which policy will name Landlord as the named insured (and loss payee), and Landlord’s Mortgagee as “mortgagee” under a standard mortgagee clause.

7.02         Tenant will maintain commercial general liability insurance including Landlord and Landlord’s Mortgagee as additional insureds.  The limits of this coverage will be not less than $2,000,000.00 per occurrence, and $4,000,000.00 general aggregate, provided that these limits of coverage may be increased, for commercially reasonable reasons consistent with industry standards, upon written notice by Landlord to Tenant.  Such limits may be achieved through use of primary and excess/umbrella coverage.

7.03         Tenant will maintain so-called “all risk” perils property insurance for full replacement cost insuring all of Tenant’s stock and trade, inventory, movable trade fixtures, equipment, leasehold improvements, furniture, furnishings, and all personal property of any nature located at the Premises.  Notwithstanding anything in this Lease to the contrary, all of the aforementioned property will remain at Tenant’s sole risk, and Landlord will not be liable under any circumstances for any damage to or loss of such property arising from acts of negligence of any person, or for any reason whatsoever except to the extent such damage or loss is due to the negligence or misconduct of Landlord, its agents or employees.  In no event will the Landlord be liable to Tenant for any loss of profits, damage to equipment, lost or stolen equipment, or personal property, or any special, consequential, or indirect, direct, or punitive damages.  Tenant will be solely responsible and obligated to obtain business interruption insurance and other necessary insurance coverage for such losses.

7.04         All insurance required by this Section to be carried by Tenant will be in such form and will provide such coverage and extended coverage and be written by such underwriters and insurance companies as Landlord, or Landlord’s Mortgagee, may reasonably require.  Unless otherwise specified by Landlord, all insurance policies required by this Section 7 will (i) be issued by an insurance company having a Best rating of “A, IX” or better, (ii) require 30 days written notice to Landlord and to Mortgagee before cancellation or change in coverage, scope, or the amount of the policy, and (iii) provide that such insurance company waives all right of recovery by way of subrogation against Landlord, or its Mortgagee, in connection with any damage covered by such policy.  A certificate of insurance, together with the evidence of payment of premium, will be delivered to Landlord prior to the Commencement Date and thereafter at the expiration of the term of the policy.  If Tenant fails to obtain and maintain all or any of the insurance required by this Section, then upon ten days written notice to Tenant, Landlord may (but will not be required to) procure or renew such insurance; and any amounts paid by Landlord for such insurance will be immediately payable by Tenant to Landlord as Additional Rent.  At Landlord’s request, the casualty and/or liability insurance required by this Section  will be obtained by Landlord (upon consultation with Tenant) at Tenant’s expense; and Tenant will pay (or reimburse) Landlord for the premiums of such insurance, as Additional Rent, within 20 days after receipt of an invoice therefore.

7.05         Each party does hereby release and discharge the other party and all of its members, partners, officers, directors, shareholders, agents, employees, and affiliates from and against any liability arising out of any loss, damage, or injury caused by fire or any other casualty for which insurance (permitting waiver of liability and subrogation) is, or required to be, carried by the injured party at the time of such loss, damage, or injury to the extent of any recovery by the injured party under such insurance.

7.06         Tenant will comply, at its own expense, with any requirements pertaining to the Premises requested or imposed by any insurance company which is necessary for the maintenance of the insurance provided for in this Section 7.

Section 8

Condition of Premises / Maintenance

8.01         Notwithstanding anything to the contrary contained in this Lease, Landlord shall maintain, at Landlord’s sole cost and expense, in good appearance, maintenance and repair, the structural integrity of the roof and exterior walls of the building that comprises a part of the Improvements, and the detention ponds on the Premises, except for any such required maintenance and repairs resulting from Tenant’s negligent acts or omissions.

8.02         Except as provided in Section 8.01, Tenant will, at its own expense, keep and maintain the Premises, including, but not limited to the foundation, windows, window frames, doors, all structures, all electrical, mechanical, plumbing and utility systems, and all portions of the Land, including the grounds, landscaping, sprinkler system, sidewalks, driveways, underground utility lines, and parking areas, in good appearance, maintenance, and repair, including any and all replacements thereof, and Tenant will also be responsible for any repairs, additions, or alterations to the Improvements or to any of the systems located therein or on or under the Land that are required by any law, statute, ordinance, rule, regulation, governmental authority, or insurance carrier.

8.03         No other representations, either expressed or implied, have been made by Landlord or Landlord’s agent that are not expressly set forth herein; and Tenant hereby agrees to accept the Premises in “as is” condition subject only to the obligation of Landlord to ensure that upon the Commencement Date of the Lease, the Premises will be vacant, broom clean and free of any equipment and furniture from previous tenants, and all building systems will be in good working condition.

Section 9

Use of Premises

9.01         Landlord represents, to the best of its knowledge, that upon the Commencement Date, the base building core, shall, and surrounding site work, comply with all current applicable laws, regulations, and building codes, including, without limitation, all applicable zoning, land use and environmental laws and agreements, the requirements of all easement and encumbrance documents, and all laws governing nondiscrimination in public accommodations and public facilities that pertain to the Americans with Disabilities Act (ADA) and all accommodations thereunder; and Tenant covenants to keep the same in compliance throughout the Term.  Landlord further represents and warrants to Tenant that (a) the uses of the Premises contemplated hereunder for office, warehouse, manufacturing, and distribution purposes are permitted as of right at the Premises; (b) Landlord holds fee simple title to the Premises, subject to no mortgage other than The Private Bank and Trust Company; (c) Landlord has full power and authority to enter into this Lease and has obtained all consents and taken all actions necessary in connection therewith; and (d) no other party has any possessory right to the Premises or has claimed the same.

9.02         Tenant will not use, or permit any person to use, the Premises, or any part thereof, for any immoral purpose or any use or purpose in violation of the laws of the United States, the laws, ordinances, or other regulations of the federal government, the state, or the municipality in which the Premises are located, or of any other lawful authorities.  Tenant will promptly comply, at Tenant’s sole cost and expense, with all laws, ordinances, rules, regulations, and orders affecting the Premises hereby leased, including the cleanliness, health, safety, occupation, access, and use of the Premises.

9.03         All signs and advertising displayed in and about the Premises will only advertise the business carried on upon the Premises.  No sign will be displayed, except as approved in advance, in writing, by Landlord, which approval will not be unreasonably withheld or delayed.  Tenant will promptly comply, at Tenant’s sole cost and expense, with all laws, ordinances, rules, orders, and regulations in any way relating to Tenant’s sign(s) or advertising.

9.04         Landlord has provided Tenant a Phase I Environmental Report, dated April 10, 2009 prepared by Bureau Veritas North America, Inc., as their Project No. 11009-109058.00.  Landlord represents to Tenant that this Report constitutes all of Landlord’s knowledge and information pertaining to the environmental condition of the Premises. Landlord and Tenant shall promptly deliver to the other any subsequent environmental assessments performed by them.  Except to the extent used in connection with the operation of Tenant’s business in compliance with applicable laws, Tenant will not manufacture, use, store, generate, treat, or dispose of any hazardous substance on the Premises, or cause, suffer, or permit the same to be done by any person or entity.  For purposes of this Section, the term “hazardous substance” will mean any substance, the manufacture, use, treatment, storage, transportation, or disposal of which is regulated by any law having as its object the protection of public health, natural resources, or the environment.  Each party will promptly supply to the other party (i) all notices, demands, inquiries, or claims received from any person or entity as a result of hazardous substances alleged to be on or emanating from the Premises or any adjacent property, and (ii) any notices, reports, or applications for licenses, permits, or approvals submitted by or on behalf of Tenant to any environmental regulatory agency affecting the Premises or any adjacent property.  Tenant will promptly furnish to Landlord any information requested by Landlord concerning Tenant’s operations on the Premises, unless such information is of a proprietary nature.  In the event that any hazardous or toxic substance is discovered to have been released by Tenant, its employees, agents, invitees, contractors, suppliers, or third parties under Tenant’s control, upon or emanating from the Premises during the Term of this Lease, whether such discovery is made during the Term of this Lease or after the expiration of the Term (as the same may be extended), or indicated in the environmental audit report or resulting from such additional investigation and testing, Tenant will, at its sole cost and expense, take all steps required by law to remediate any contamination or damage resulting therefrom, in full compliance with all applicable laws and regulations and to the reasonable satisfaction of Landlord respecting the commercial/industrial use of the Premises. If such remediation is required after expiration of the Term, Landlord shall provide Tenant with reasonable access rights to the Premises to enable Tenant to perform its obligations. Tenant will defend, indemnify, and hold Landlord harmless from and against any liabilities, including, without limitation, judgments, fines, penalties, court costs, and actual attorneys’ fees claimed or asserted against or sustained by Landlord resulting from Tenant’s failure to fully comply with the provisions of this Section.  Landlord hereby agrees to defend, indemnify and hold Tenant harmless from and against any and all loss, cost, damage, claim or expense (including legal fees) incurred in connection with or arising out of or relating in any way to the presence of hazardous or toxic materials or oil as of the date hereof in or on the Premises or the release by Landlord, its employees, agents, invitees, contractors, suppliers, or third parties under Landlord’s control, upon or emanating from the Premises during the Term of this Lease, whether such discovery is made during the Term of this Lease or within six months after the expiration of the Term (as the same may be extended), or indicated in the environmental audit report or resulting from such additional investigation and testing.

Section 10

Damage by Fire or Other Casualty

10.01       In the event that, at any time during the Term of this Lease, any of the Improvements on the Premises are partially destroyed or damaged in whole or in part by fire or other casualty under insurance carried by Landlord and Tenant as required herein, so as to become partially or totally untenantable, then, at Tenant’s election, the damage to the Premises will be repaired out of the insurance proceeds to be provided by Tenant hereunder, such work to be performed by either Landlord or Tenant, as selected by Tenant; and the Basic Rent will be abated in proportion to the floor area of the Premises rendered untenantable to the extent Landlord receives the proceeds of the rent insurance required to be carried by Tenant hereunder.  The obligation of the Landlord hereunder will be limited to reconstructing the Premises, substantially to the plans and specifications for the original construction as may be reasonably practicable under the circumstances, and subject to any applicable building or zoning rules and regulations.  In no event will Landlord be required to repair or replace Tenant’s supplies, trade fixtures, furnishings, or equipment.

10.02       Notwithstanding anything to the contrary contained in this Lease, if any of the Improvements on the Premises are partially destroyed or damaged in whole or in part by fire or other casualty, Tenant shall have the right, exercisable by notice to Landlord, to terminate this Lease if (a) during the last year of the Term (as same may be extended) the Premises are damaged by fire or other casualty and, in Tenant’s reasonable estimation, are not able to be restored within three (3) months from the date on which actual restoration work would commence, or (b) at any point during the Term, the Premises are damaged by fire or other casualty and, in Tenant’s reasonable estimation, are not able to be restored within nine (9) months from the date on which actual restoration work would commence.

10.03       Notwithstanding anything to the contrary contained in this Lease, either Tenant or Landlord shall have the right, exercisable by notice to the other party, to terminate this Lease if any of the Improvements on the Premises are partially destroyed or damaged in whole or in part by fire or other casualty (a) in the last nine (9) months of the Term and term extension options pursuant to Section 3.03 are available but not exercised by Tenant, or (b) in the last year of the Term and no further term extension options are available to Tenant.

Section 11

Alterations

11.01       Tenant may make interior cosmetic alterations or improvements (i.e., painting, carpeting, flooring, etc) without Landlord’s prior consent.  All exterior cosmetic alterations or improvement will require Landlord’s prior written consent, but such consent may not be unreasonably withheld, conditioned, or delayed.  Non-cosmetic alterations or improvements costing in excess of $500,000.00 per year shall be subject to Landlord’s prior written consent, not to be unreasonably withheld, conditioned, or delayed.  Landlord’s failure to withhold its approval in writing (specifying in reasonable detail the reasons for withholding approval) within fifteen (15) days after request therefor by Tenant shall be deemed to be a grant of consent by Landlord.  Except for the dry rooms, warehouse and racking equipment, and information technology equipment which shall remain the property of Tenant and may be removed by Tenant upon the termination of this Lease, any other structural alterations, additions or improvements shall become part of the Premises and the property of Landlord.  Tenant shall remove its personal property, trade fixtures, and moveable equipment at the end of the Term.

Section 12

Eminent Domain

12.01       If any material portion of the Premises is taken under the power of eminent domain, Tenant may, at its option and in its sole discretion, at any time after the entry of the verdict or order for such taking, terminate this Lease upon at least ninety (90) days prior written notice to Landlord.  If the entire Premises is taken under the power of eminent domain, then the Term of this Lease will cease as of the day actual possession will be taken by such power; and the Rent will be paid up to that date with a prorata refund by Landlord of any prepaid Rent.

12.02       If a material portion of the Premises is taken by eminent domain and Tenant does not elect to terminate this Lease, this Lease will terminate only as to the parts so taken as of the day possession will be taken by such public authority; thereafter, all of the Terms herein will continue in effect, except the Basic Rent will be reduced equitably to reflect the configuration of the Premises following the taking.  If this Lease is not terminated following such a condemnation or taking, Landlord, as soon as is reasonably practicable after such condemnation or taking and the determination and payment of Landlord’s award on account thereof, will expend as much as may be necessary of the net amount awarded to Landlord (and released by the Mortgagee) to restore (consistent, however, with zoning laws and building codes then in existence) so much of the Improvements to as nearly like its condition prior to such taking as will be economically practicable.

12.03       The whole of any award or compensation for any portion of the Premises taken, condemned, or conveyed in lieu of taking or condemnation will be solely the property of and payable to Landlord, except that portion attributable to Tenant’s loss of business and moving expenses.

Section 13

Assignment or Subletting

13.01       Tenant may not assign, sublet, encumber, or in any manner transfer this Lease or any interest in this Lease without the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed.  Notwithstanding anything to the contrary contained in this Lease, Tenant may, without Landlord’s prior written consent, but upon notice to Landlord, sublet all or any portion of the Premises or assign Tenant’s interest in this Lease to: (a) a subsidiary, affiliate, parent or other entity to Tenant which controls, is controlled by, or is under common control with, Tenant; (b) a successor entity to Tenant resulting from merger, consolidation, non-bankruptcy reorganization, or government action; or (c) a purchaser of all or any significant portion of Tenant’s stock or assets.  Tenant shall not enter into a merger or sale of its stock or assets as a sham transaction intended solely to circumvent the restriction on assignment otherwise applicable hereunder.

Section 14

Bankruptcy or Insolvency

14.01       If, at any time, (i) a petition in bankruptcy is filed by or against Tenant, (ii) Tenant will be adjudicated as bankrupt or insolvent, (iii) a receiver or trustee is appointed for all or a portion of Tenant’s property, (iv) Tenant makes an assignment for the benefit of creditors, (v) Tenant voluntarily or involuntarily takes advantage of any debtor relief proceedings under present or future law, or (vi) any of Tenant’s property is levied upon or attached under process against Tenant, then Tenant will be deemed to have committed a material breach of this Lease; and in any of said events, this Lease, at the option of Landlord, may be canceled and terminated; and Landlord may reenter the Premises; but, notwithstanding such termination, Tenant will remain liable for all Rent and damages which may be due at the time of such termination as herein provided and nothing herein will be deemed to preclude Landlord from obtaining the maximum amount recoverable from Tenant under law in any proceeding referred to in this Lease; and Tenant hereby covenants that in the event of a termination or reentry under this Section, Tenant will be liable to Landlord for the maximum amount recoverable from Tenant under the law pertaining to the proceeding resulting in such reentry or termination by Landlord.  As used in this Section, “Tenant” includes any guarantor of Tenant’s obligations under this Lease.

Section 15

Breach and Remedies

15.01       If Tenant should fail to pay any Basic Rent, Additional Rent, or any sum required by this Lease to be paid to Landlord at the time or in the manner provided herein, or if default is made by Tenant in any of the other covenants or conditions contained herein, and such default continues for thirty (30) days after written notice from Landlord to Tenant of such default, then, in any such event, Landlord will, at its option, in addition to, and not exclusive of, any other remedy Landlord may have under this Lease or by law, without any further demand or notice, be entitled to any one or more of the following remedies:  (i) to re-enter the Premises and eject all persons in accordance with applicable law, (ii) to declare this Lease at an end and terminated by notice to Tenant delivered prior to the expiration of the cure period described in Section 15.02 without cure having been made, (iii) to recover from Tenant Rent or any other sum due Landlord under this Lease, (iv) to recover from Tenant any actual, direct (but not consequential or indirect) damages sustained by Landlord, including, without limitation, all costs and expenses including reasonable legal fees and costs, court filing fees, and leasing commissions, and (vii) to continue this Lease in effect and relet the Premises or any part thereof, as agent for and for the account of the Tenant, on such terms and conditions as Landlord may deem advisable, in which event the rents received on such reletting will be applied first to the expense of such reletting and collection, including necessary renovation and alteration fees, reasonable attorney fees, and any real estate commissions paid, and thereafter toward the payment of all sums due or to become due Landlord hereunder; and if a sufficient sum is thus realized to pay such sums and other charges, Tenant will pay Landlord any deficiency on demand, notwithstanding Landlord may have released said Premises for an amount in excess of the Rent stipulated in this Lease in prior or subsequent months; and Landlord may bring an action for such deficiency at the time of any reletting.  Landlord shall use commercially reasonable efforts to mitigate damages caused by Tenant’s default.  The failure of Landlord to release all or any part of the Premises will not release or affect Tenant’s liability for Rent or damages.  If Landlord elects any one or more remedies granted above, Landlord will have the right to elect one or more other remedies at any time thereafter.  No action of Landlord will be construed as an election to terminate this Lease unless a court so orders or written notice of such intention is given by Landlord to Tenant.

15.02       Notwithstanding anything to the contrary contained in this Lease, Landlord may not exercise any of its rights or remedies under this Lease or at law or in equity with respect to Tenant’s failure to perform or observe any of its monetary or non-monetary obligations or covenants under this Lease except as follows:  With respect to a monetary default, Tenant will be entitled to a seven day written notice and opportunity to cure up to once per Lease Year.  With respect to a non-monetary obligation or covenant, Tenant will be entitled to a 30 day notice and opportunity to cure provided; however, that if any such non-monetary failure is not reasonably susceptible of being cured within such 30 day period, Landlord may not exercise any such rights or remedies unless Tenant fails to commence to cure such failure within such 30 day period or thereafter fails to diligently pursue a cure to completion.

Section 16

Surrender of Premises on Termination

16.01       At the expiration or earlier termination of the Term, Tenant will surrender the Premises broom clean and in at least as good condition as it was on the Commencement Date, reasonable wear and tear excepted, and, promptly upon surrender, will deliver all keys, access cards and alarm codes, for the Premises to Landlord at the place fixed for payment of Rent.  Neither the maintenance obligations contained in Section 8.02 nor any other provision of this Lease shall be interpreted so as to require Tenant to surrender the Premises to Landlord in a condition better than the same were in as of the Commencement Date.  All costs and expenses incurred by Landlord in connection with repairing or restoring the Premises to the condition called for herein, together with the costs, if any, of removing from the Premises any property of Tenant left therein, will be invoiced to Tenant and payable as Additional Rent within twenty (20) days after delivery of notice.  Tenant will, at its expense, repair any damage to the Premises or the building caused by the installation or removal of such furniture, fixtures, alterations, or additions so removed and restore the Premises to good condition and repair.  Notwithstanding the foregoing, Tenant shall not be required to remove any wiring or cabling installed during the Term.

Section 17

Right to Mortgage, Subordination, Estoppel Certificate

17.01       Tenant agrees to execute and deliver within 10 days after request by Landlord a written statement, acceptable to Tenant in its reasonable discretion, in recordable form which certifies (i) that this Lease is in full force and effect, (ii) the date of commencement and termination of this Lease, (iii) that Rent is paid currently without any set-off or defense thereto, (iv) the amount of Rent, if any, paid in advance, (v) that there are no uncured defaults by Landlord or stating those claimed by Tenant, provided that such facts are accurate and ascertainable, (vi) such other information requested by Landlord’s Mortgagee, and (vii) containing a subordination, non-disturbance and attornment provision, all substantially as set forth in the form annexed.

17.02       If any Mortgagee requests reasonable modifications to this Lease as a condition to financing or refinancing the Premises, Tenant will not unreasonably withhold or delay its consent thereto provided such modifications do not (i) increase Tenant’s obligations or (ii) adversely affect the leasehold interest hereby created, except Tenant may be required to give notices of any defaults by Landlord to such lender and/or permit the curing of such defaults by such lender within such time as lender may reasonably require.  Landlord shall reimburse Tenant for the legal costs incurred by Tenant in reviewing the proposed modifications.

17.03       Landlord reserves the right to subordinate this Lease to the lien of any mortgage now or hereafter placed upon the Premises; and Tenant agrees to execute any documents reasonably acceptable to Tenant, requested by Landlord or any Mortgagee to confirm any such subordination within five business days of such necessary request, provided such document(s) contain a non-disturbance provision, all substantially as set forth in the form of subordination, non-disturbance, and attornment agreement annexed.

17.04       At the request of any Mortgagee, this Lease may be made prior (superior) to any such mortgage, and Tenant will then execute such other documents and agreements giving priority to this Lease as such Mortgagee may require.  Tenant agrees that upon such Mortgagee’s filing for record in the applicable Register of Deed’s Office of a Notice of Subordination or any document executed unilaterally by such Mortgagee subordinating the lien of the mortgage to this Lease, such Lease will be prior to such mortgage.

17.05       Landlord will use best efforts to obtain from its Mortgagee a non-disturbance provision for the benefit of Tenant stating that Tenant’s rights under the Lease will not be disturbed by any Mortgagee or holder of a note secured by a mortgage placed on the Premises at any time.

17.06       In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed in lieu of foreclosure made relating to the Land or building of which the demised Premises is a part, Tenant will attorn to the purchaser upon any such foreclosure or sale (“Purchaser”) and recognize such Purchaser as the Landlord under this Lease.  In the event of any such attornment, this Lease will continue in full force and effect as a direct lease between Tenant and the Purchaser upon all the terms, covenants, conditions, and agreements set forth in this Lease.  However, in no event will the Purchaser be:  (i) bound by any payment of Basic Rent or Additional Rent made by the Tenant to the Landlord for more than one month in advance, or (ii) bound by any amendment or modification of termination of the Lease affecting the interest of the Purchaser made without the written consent of Landlord’s Mortgagee or the Purchaser, or (iii) except with respect to accrued offset rights, liable for any act or omission of any prior landlord (including Landlord), or (iv) liable for the return of any security deposit (unless any such security deposit has actually been received by such Purchaser).

Section 18

Quiet Enjoyment

18.01       Landlord agrees that at all times when Tenant is not in default under the provisions of and during the Term of this Lease, Tenant’s quiet and peaceful enjoyment of the Premises will not be disturbed or interfered with by Landlord or by any person claiming by, through, or under Landlord.

Section 19

Holding Over

19.01       If Tenant remains in possession of the Premises for more than two (2) weeks after the expiration of this Lease without executing a new Lease, or exercising any available Lease extension options, if any, it will be deemed to be occupying the Premises as a tenant from month-to-month, subject to all of the provisions of this Lease to the extent that they can be applicable to a month-to-month tenancy, except that the Basic Rent for each month will be 110% of the regular daily amount of Basic Rent owing by Tenant for the last month of the Term (or extended Term, if applicable), together with the payment of Additional Rent as required to be paid under the Terms of this Lease; provided, however, that if Landlord will have notified Tenant that Landlord has executed, or is prepared to execute, a lease with a new tenant for the Premises, or any portion thereof, then the Basic Rent for each month of holdover will be 125% of the regular monthly installments of Basic Rent owing by Tenant for the last month of the Term (or extended Term, if applicable) together with the payment of Additional Rent as required to be paid under the Terms of this Lease pending the delivery of possession by Tenant as herein provided.  With respect to holdovers of two weeks or less, holdover rent shall be charged at a daily rate for the number of days of such holdover.  In no event will the Tenant be liable to Landlord for any special, consequential, or indirect, or punitive damages.

Section 20

Security Deposit

20.01       Intentionally Omitted.

Section 21

Broker’s Commission

21.01       Landlord represents and warrants to Tenant that it has not dealt with any broker or finder regarding this transaction other than Grubb & Ellis Company and Danny Samson whose commissions will be paid by Landlord pursuant to a separate agreement.  Tenant represents and warrants to Landlord that it has not dealt with any broker or finder regarding this transaction other than Grubb & Ellis Company, Danny Samson, and  T3 Realty Advisors.  Each party agrees to indemnify and hold harmless the other from all loss, damage, cost, and expenses, including attorneys’ fees, that the other party may suffer as a result of any claim brought by any other broker, sales person, or finder with whom such indemnifying party is alleged to have dealt with in connection with this transaction.

Section 22

General

22.01       No smoking is allowed anywhere in any building which is part of the Premises.

22.02       Tenant will indemnify, defend, and hold harmless the Landlord from any liability for any claims or liabilities that arise in connection with damages to any person or property, in, on, or about the Premises from any cause arising out of Tenant’s use and occupancy of the Premises except to the extent such damage is due to the negligence or misconduct of Landlord, its agents or employees.

22.03       The terms of this Lease are privileged and confidential, intended only for the use of Landlord and Tenant.  Both parties shall keep the terms of this Lease and any negotiations or agreements related hereto strictly confidential and shall not disclose the same to any other persons or entities excepting only (i) attorneys agents or employees involved in this transaction who have agreed to keep all such information confidential as herein provided (ii) as mutually and specifically agreed otherwise, (iii) as required by Landlord in connection with any financing transactions, or (iv) as required by order of any court or governmental authority with jurisdiction.  Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant.

22.04       In the event the square footage (or approximate square footage) of the Improvements, Land, or Premises is identified in this Lease, the parties agree that the Premises will be deemed to include such square footage as set forth therein (or on any Exhibit); and in no event will Landlord or Tenant have the right to challenge or modify the Basic Rent, Additional Rent, or any other sums due hereunder as a result of any claimed or actual error or omission in the square footage of the Premises.

22.05       Subject to reasonable guidelines and precautions imposed by Tenant, Landlord may enter the Premises, at reasonable times and upon three business days’ prior notice to Tenant for any commercially reasonable purpose.  Landlord will have the right to enter the Premises after notice to Tenant at any time should Landlord determine in its reasonable discretion a hazard or emergency exists.  Tenant shall have the right to accompany Landlord at all times during the periods Landlord accesses the Premises pursuant to this Section.  Landlord shall keep confidential any confidential or proprietary information of which Landlord becomes aware during any such period of access.  Landlord shall use diligent efforts to minimize inconvenience to Tenant during such periods of access.

22.06       Tenant will be responsible for and pay, before delinquency, all municipal, county, and/or state taxes assessed during the Term against any personal property of any kind owned or placed in, upon, or about the Premises by Tenant.

22.07       The submission of this Lease to Tenant is for examination purposes only and does not constitute a reservation of, or option for, Tenant to lease, or otherwise create any interest of Tenant in, the Premises.  The return to Landlord by Tenant of executed copies of this Lease will not be binding upon Landlord, notwithstanding any preparation nor anticipatory reliance or expenditures by Tenant, and notwithstanding any representation made by any broker or agent of Landlord, unless and until Landlord has, in fact, executed and actually delivered a fully-executed copy of this Lease to Tenant.

22.08       Tenant will pay all Rent to Landlord in U.S. currency; or in the event of payment by check or money order, such funds will be cleared and available for use by Landlord by the due date.  Landlord will have no obligation to accept Rent after the due date except as herein provided or to accept less than the full amount of Rent due and owing.  If Landlord accepts less than the full amount of Rent owing, Landlord may apply such payment towards any of Tenant’s obligations due Landlord.  Landlord’s acceptance of partial payment of Rent will not be construed as a waiver of (i) the amount still unpaid or (ii) a default under this Lease.  If any check given to Landlord by Tenant is not honored by the bank upon which it is drawn, Landlord, at its option, may require all payments made by Tenant to Landlord over the following six months to be paid by a bank or cashier’s check.

22.09       The term “Landlord” as used in this Lease is limited to mean and include only the owner of fee title to the Premises at the time in question; and in the event of any transfer or transfers of the title to such fee, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) will automatically be freed and relieved from and after the date of such transfer or conveyance of all liability for the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.  Landlord shall be deemed to be in default of this Lease if Landlord fails to make any payments to

Tenant required under this Lease and such failure continues for ten (10) days after written notice from Tenant to Landlord, or if Landlord shall be in default in the prompt and full performance of any other of its promises, covenants or agreements contained in this Lease and such default in performance continues for more than thirty (30) days after written notice thereof from Tenant to Landlord specifying the particulars of such default or breach of performance; provided, however, that if the default complained of, other than for the payment of monies, is of such a nature that the same cannot be rectified or cured within such thirty (30) day period, then such default shall be deemed to be rectified or cured if Landlord, within such thirty (30) day period, shall have commenced such cure and shall continue thereafter with due diligence to cause such cure to be completed.  Upon any default of this Lease by Landlord, Tenant shall be entitled to pursue any and all remedies available to Tenant at law or in equity.  If Landlord fails to perform any provision of this Lease upon Landlord’s part to be performed, and if, as a consequence of such default, Tenant recovers a money judgment against Landlord, such judgment must be satisfied only out of the proceeds of sale received upon execution of such judgment levied against the right, title, and interest of Landlord in the Premises only, and not against any other property or interests of Landlord; and neither Landlord nor any of its partners, members, employees, or affiliates will be liable for any deficiency.  Landlord will not be personally liable for any deficiency beyond its interest in the Premises.  If Landlord shall at any time be in default pursuant to the terms and conditions of this Lease attributable to its failure to perform any act which Landlord is obligated to perform under this Lease, and (except in the case of emergency) should such failure continue beyond applicable grace periods, Tenant may, but shall not be obligated so to do, after ten (10) business days’ written notice to and demand upon Landlord explicitly setting forth the basis for Tenant’s claim of default and specifying that Tenant intends to invoke Tenant’s rights under this Section 22.09 (or without notice to or demand upon Landlord in the case of any emergency) (“Tenant’s Self-Help Notice”), and without waiving, or releasing Landlord from, any obligations of Landlord in this Lease contained, perform such act which Landlord is obligated to perform under this Lease in such manner and to such extent as may be reasonably necessary. All sums reasonably so incurred and paid by Tenant and all reasonable and necessary costs and expenses of Tenant incidental to Tenant’s proper exercise of self-help rights pursuant to this Section 22.09, together with interest thereon at the Default Rate, shall be payable to the Tenant within thirty (30) days of Tenant’s furnishing Landlord an invoice therefor, accompanied by reasonable substantiation, and Landlord covenants to pay any such sum or sums with interest as aforesaid if not timely paid. If Landlord fails to reimburse Tenant for the sums paid by Tenant within thirty (30) days of Tenant’s invoice (together with supporting documentation), then subject to the last sentence of this paragraph, Tenant shall have the right to offset the amount of such sums demanded by Tenant against Rent payable under this Lease until offset in full. Notwithstanding the foregoing, Tenant shall have no right to reduce any monthly installment of Rent by more than thirty-three percent (33%) of the amount of Rent which would otherwise have been due and payable by Tenant to Landlord, unless the aggregate amount of such deductions over the remainder of the Term (as the same may have been extended) will be insufficient to fully reimburse Tenant for the amount demanded by Tenant, in which event Tenant may effect such offset by making deductions from each monthly installment of Rent in equal monthly amounts over the balance of the remainder of the Term.

22.10       Landlord, in its discretion, reserves the right to establish reasonable, nondiscriminatory rules and regulations pertaining to the maintenance and operation of the Premises and to do such other acts as in the Landlord’s judgment may be desirable in order to preserve, protect, and promote the Premises.  If no rules or regulations are annexed, Landlord reserves the right to establish such reasonable rules or regulations as Landlord determines in its sole and reasonable judgment to be necessary for the orderly and efficient operation of the building provided such rules do not unreasonably interfere with Tenant’s conduct of its business or use and enjoyment of the Premises.

22.11       Landlord will not be liable to the Tenant, or to anyone claiming by, through, or under Tenant, for any loss or damage arising out of any acts or omissions of persons occupying any part of the Premises, or for the cessation of the heating, elevator, lighting, ventilating, air conditioning, power, and water systems, or cleaning, or other services, if any, or for the interruption of the use of any facilities by reason of accidents, strikes, or the making of repairs, alterations, or improvements, or for any disruptions caused as a result of any tenant improvements or maintenance work, or inability to secure a proper supply of fuel, gas, steam, water, electricity (or any utility), labor, or supplies, or due to the Improvements or any part thereof, or appurtenance thereof becoming out of order, or for theft or burglary, or terrorist activity, or caused by water, snow, frost, steam, sewage, gases, fire, smoke, toxic mold, or electric current, or the bursting or leakage of any tanks, pipes, or conduits conveying any of the same, or suffered through any act or neglect of the Tenant, its employees, associates, or agents, or other occupants of the building, and none of the above will be considered or construed as an actual or constructive eviction of the Tenant, nor will it, in any way, operate to release the Tenant from the prompt and punctual performance of all the covenants and agreements contained in this Lease.

22.12       Landlord shall indemnify and save harmless Tenant, and the directors, officers, agents, and employees of Tenant, against and from all claims, expenses, or liabilities of whatever nature (a) arising directly or indirectly from any default or breach by Landlord or Landlord’s contractors, licensees, agents, servants, or employees under any of the terms or covenants of this Lease; or (b) arising directly or indirectly from any accident, injury, or damage to any person or property, to the extent such accident, injury, or damage results, or is claimed to have resulted, from any negligent act or omission, or negligence on the part of Landlord, or Landlord’s contractors, licensees, agents, servants, employees, or customers, or anyone claiming by or through Landlord; provided, however, that in no event shall Landlord be obligated under this Section 22.12 to indemnify or save harmless Tenant, or the directors, officers, agents, employees of Tenant, to the extent such claim, expense, or liability results from any omission, fault, negligence, or other misconduct of Tenant or the officers, agents, or employees of Tenant.  This indemnity and hold harmless agreement shall include, without limitation, indemnity against all expenses, attorneys’ fees and liabilities incurred in connection with any such claim or proceeding brought thereon and the defense thereof with counsel reasonably acceptable to Tenant.  At the request of Tenant, Landlord shall defend any such claim or proceeding directly on behalf and for the benefit of Tenant.

22.13       This Lease, including any printed forms, riders, schedules, or exhibits attached hereto, sets forth all of the covenants, agreements, conditions, and understandings between Landlord and Tenant concerning the Premises; and there are no covenants, agreements, inducements, representations, conditions, or understandings, either oral or written, between the parties hereto, other than those set forth herein.  This Lease may be modified or amended only by a written agreement signed by the party to be bound.  The covenants, conditions, and agreements herein are binding on the heirs, successors, representatives, and assigns of the parties hereto, provided, however, that no assignment by, from, through, or under Tenant in violation of the provisions hereof will vest in such purported assignee any right, title, or interest whatsoever.  Whenever possible, each provision of this Lease will be interpreted in such a manner as to be valid under applicable law; and to the extent any provision is invalid or prohibited under applicable law, such provision will be ineffective to the extent of such validity or provision, without invalidating the remainder of such provision, or the remaining provisions of this Lease.  The failure of either party to insist on strict performance of any condition herein provided or exercise any other rights will not be construed as a waiver of such condition or option.  Each of the parties hereto acknowledge that they or their attorneys have participated in the negotiation and preparation of this Lease; and in order to avoid the application of any rule construing contractual language against the drafter, both parties agree that the provisions contained herein will be construed without prejudice to the party who actually memorialized the document in its final form.  Tenant acknowledges it has been given an opportunity to have this Lease reviewed by legal counsel of its choice.  This Lease will not confer any rights or remedies upon any third parties other than the parties to this Lease and their respective successors and permitted assigns.

22.14       Tenant shall not use, occupy, suffer or permit the Premises (or any part thereof) to be used in any manner, or suffer or permit anything to be brought into or kept therein, which would, in Landlord’s reasonable judgment, (a) be in violation of any law, ordinance, or regulation, (b) interfere with any adjoining property, (c) make unobtainable at standard rates from any reputable insurance company any fire insurance with extended coverage or liability, elevator, boiler, umbrella, terrorism, environmental, or other insurance (unless

Tenant pays the increase), (d) cause injury or damage to the Premises, (e) constitute a public or private nuisance, or (f) violate any certificate of occupancy pertaining to the Premises.

22.15       If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business in (or any approved subtenant’s business) or occupancy of the Premises, then Tenant, at its sole expense, shall procure and thereafter maintain (or cause to be maintained) such license or permit and submit the same to Landlord for inspection upon Landlord’s request.  Tenant shall comply with the terms and conditions of each such license and/or permit.

22.16       Tenant represents, warrants and covenants that Tenant is not (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA PATRIOT ACT (Public Law No. 107-56 (October 26, 2001)); (ii) listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State; (iv) listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraqi Sanctions Act, Publ. L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 aa-9; The Cuban Democracy Act, 22 U.S.C. §§ 60-01-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-201, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) engaged in activities prohibited in the Orders; or (vii) has not been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.).

22.17       Unless specifically stated to the contrary in this Lease, any notice, demand, request, or other communication or document which may be or is required to be given hereunder will be in writing and may be sent by United States certified mail, return receipt requested, postage prepaid, by personal delivery, by overnight delivery service, by facsimile, or by other comparably reliable means and will be deemed to have been given upon the date of receipt or two days after the date of mailing, whichever of such dates is the first to occur.  Landlord and Tenant may use a nationally-recognized courier express company to send overnight notices or demands, in which event the date of delivery of such notice or demand will be deemed to be the day after the date of delivery of such notice or demand to the express company, as indicted on the receipt of such company.  Notices to Landlord will be given at the address set forth for the payment of Rent, and notices to Tenant will be given at Arsenal on the Charles, 321 Arsenal Street, Watertown, MA 02472, Attention: General Counsel, with a copy to Paul Jakubowski, Esq., WilmerHale LLP, 60 State Street, Boston, MA 02109, or to such other address as may have been last furnished in writing to the other party for such purpose.

22.18       In the event of any litigation between the parties regarding this Lease, the losing party will pay to the prevailing party all reasonable expenses and court costs, including reasonable attorneys’ fees incurred by the prevailing party.  A party will be considered the prevailing party if (i) it initiated the litigation and substantially obtains the relief it sought either through trial or judgment, (ii) the other party withdraws its action without substantially obtaining the relief it sought, or (iii) it did not initiate the litigation and judgment is entered for either party but without substantially granting the relief sought.

22.19       Regardless of any reference to the words “sole” or “absolute” (but except for matters which will have an adverse effect on the (a) structural integrity of the Premises; (b) the Premises’ plumbing, heating, life safety, ventilating, air conditioning, mechanical or electrical systems; or (c) the exterior appearance of the Premises, whereupon in each such case Landlord’s or Tenant’s duty is to act in good faith and in compliance with this Lease), any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, conditioned or delayed.  Whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations, Landlord and Tenant shall act reasonably and in good faith.

[Signatures Next Page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Net Lease as of the day and year first above written.

Signed:

LANDLORD:		TENANT:

39000 Associates LLC		A123 Systems, Inc.
a Michigan limited liability company		a Delaware corporation

	/s/ JoAnne Thompson		/s/ Michael Rubino
By:	JoAnne Thompson	By:	Michael Rubino
Its:	CFO	Its:	VP and CFO

Exhibit A — Premises

LEGAL DESCRIPTION

Land situated in the City of Livonia, Wayne County, Michigan, described as follows:

Part of the Southwest ¼ of Section 6, Town 1 South, Range 9 East, City of Livonia, Wayne County, Michigan, more particularly described as:

Commencing at the Southwest corner of said Section 6; thence North 81 degrees 53 minutes 21 seconds West 0.61 feet to the Historical location of the Southwest corner of said Section 6; thence South 88 degrees 14 minutes 49 seconds East 947.38 feet, along the South line of said Section 6 and the centerline of Seven Mile Road; thence North 01 degrees 45 minutes 11 seconds East 60.00 feet to the Point of Beginning; thence North 03degrees 00 minutes 56 seconds East 160.04 feet to the Easterly line of Pentagon Centre Condominium, being Wayne County Condominium Plan 437, Master Deed recorded in Liber 29370 Page 706, Wayne County Records, as amended; thence following seven courses along the Easterly of said Pentagon Centre Condominium, North 29 degrees 16 minutes 42 seconds East 173.19 feet and North 02 degrees 15 minutes 12 seconds West 308.12 feet and South 85 degrees 24 minutes 31 seconds West 183.49 feet and North 04 degrees 35 minutes 47 seconds West 41.82 feet and North 24 degrees 54 minutes 13 seconds East 350.00 feet and North 20 degrees 45 minutes 47 seconds West 190.00 feet and North 04 degrees 54 minutes 13 seconds East 592.96 feet; thence South 59 degrees 47 minutes 02 seconds East 75.48 feet; thence South 84 degrees 29 minutes 49 seconds East 165.30 feet; thence North 15 degrees 30 minutes 11 seconds East 325.68 feet; thence South 88 degrees 47 minutes 02 seconds East 547.97 feet (previously described as 546.01 feet) to the Westerly Right-Of-Way line of I-275 Highway; thence the following nine courses along the Westerly right-of-way line of said I-275 Highway, 49.32 feet along a curve to the right, said curve having a radius of 5593.38 feet, a central angle of 00 degrees 30 minutes 19 seconds and a chord bearing and distance of South 19 degrees 19 minutes 55 seconds East 49.32 feet (previously described as 49.33 feet along a curve to the right, said curve having a radius of 5593.58 feet, a central angle of 00 degrees 30 minutes 19 seconds and a chord bearing and distance of South 22 degrees 23 minutes 29 seconds East 49.33 feet) and South 16 degrees 42 minutes 14 seconds East 173.87 feet and South 02 degrees 03 minutes 16 seconds West 886.13 feet and South 24 degrees 29 minutes 57 seconds West 175.73 feet and South 35 degrees 22 minutes 18 seconds West 443.28 feet and South 01 degrees 45 minutes 11 seconds West 213.05 feet and South 46 degrees 45 minutes 11 seconds West 175.78 feet and North 88 degrees 14 minutes 49 seconds West 210.00 feet and South 01 degrees 45 minutes 11 seconds West 40.00 feet to the Northerly Right-of-Way line of said Seven Mile Road; thence North 88 degrees 14 minutes 49 seconds West 248.59 feet (previously described as 248.95 feet), along the Northerly Right-of-Way line of said Seven Mile Road to the Point of Beginning.  All of the above being subject to easements, restrictions and right-of-ways of record.

Exhibit B — Plans

Level Dock
Shipping & Receiving Dock
Second Floor
First Floor
Lobby Entrance
Ground Floor
Cleaning Office
Main Cafeteria
Pond

Exhibit B — Plans (continued)

INTERSTATE 275
SITE PLAN
NORTH
HAGGARTY RD.
7-MILE RD.
SITE LOCATION
8-MILE RD.
INTERSTATE
275
SITE
HAGGARTY RD.
7-MILE RD.

SAMPLE - TENANT ESTOPPEL

Mortgagee:

Re:                             Lease (the “Lease”) between                                             , as Landlord, and                                                (“Tenant”) dated                                        for approximately                    square feet of space (“the “Premises”) in                                           ,                                     , MI (the “Project”).

Ladies and Gentlemen:

Tenant understands that [Mortgagee] (together with any of its successors of or assignees or subsequent holders of the Loan, the (“Lender”) intends to make a loan (the “Loan”) to Landlord or Landlord’s successor or designee approved by Lender (“Borrower”) to be secured by the Project.  Tenant presently leases the Premises pursuant to the Lease; and, in connection with the foregoing, Tenant does hereby certify to Borrower and Lender as follows:

A.                           Tenant acknowledges that the initial term of the original Lease commenced on                                      and now expires                             , unless sooner terminated in accordance with the terms of the Lease.  Tenant has no further option to renew or extend the lease term, except:                                                                                        .

B.                             The currently monthly base rent under the Lease is $               and has been paid by Tenant through                               .  Tenant is obligated to pay rent to Landlord at the rate set forth in the Lease.  Tenant is current with respect to, and is paying the full rent and other charges stipulated in, the Lease with no present offsets, deductions, defenses, or claims; and Tenant has not prepaid any rent or other amounts to Landlord other than rent and other charges due and payable in the calendar month of this certification.

C.                             To Tenant’s knowledge, the Lease is in full force and effect; there are no amendments or modifications of any kind to the Lease, except as referenced above (if any); there are no other promises, agreements, understandings, or commitments between Landlord and Tenant relating to the Premises leased under the Lease; and Tenant has not given Landlord any notice of termination thereunder.

D.                            There has not been and is now no subletting of the Premises, or any part thereof, or assignment by Tenant of the Lease, or any rights therein, to any party, except                                           .

E.                              A security (or no security) deposit has been given by Tenant under the terms of, or with respect to, the Lease.

F.                              To Tenant’s knowledge, no uncured default, event of default, or breach by Landlord exists under the Lease; no known facts or circumstances currently exist that, with the passage of time, will or could constitute a default, event of default, or breach under the Lease.  Tenant has made no claim against Landlord alleging Landlord’s default under the Lease.

G.                             Tenant is in complete possession of the Premises and has accepted the Premises, including any work of Landlord performed thereon pursuant to the terms and provisions of the Lease.

H.                            Tenant has no option or right to purchase the Project of which the Premises is a part.

I.                                 Tenant agrees to provide copies of all notices given Landlord under the Lease to Lender at the following address:

Lender:

With copies to:

J.                                        Tenant acknowledges that Lender is about to make the Loan to Borrower and receive as part of the security for such loan (i) a mortgage encumbering Borrower’s fee interest in the Project and the rents, issues, and profits of the Lease (the “Mortgage”), and (ii) an assignment of leases and rents (“Assignment of Leases”) which affects the Lease, and that Lender (and persons or entities to whom the Mortgage and/or Assignment of Leases may subsequently be assigned) is relying upon the representations and warranties contained herein in making such Loan.  Further, Tenant has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Lender as security for the aforesaid loan secured by the Mortgage.  In the event that Lender (or any person or entity to whom the Mortgage and/or the Assignment of Leases may subsequently be assigned) notifies Tenant of a default under the Mortgage and/or the Assignment of Leases and demand that Tenant pay its rent and all other sums due under the Lease to Lender (or such future lender), Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Lender (or such future lender) or as otherwise required pursuant to such notice.  Tenant agrees to notify Lender of any default(s) by Landlord under the Lease; Lender shall have the same right to cure such default(s) as is provided to Landlord under the Lease.

K.                                    Tenant agrees that Landlord and Lender shall be entitled to rely upon Tenant’s certifications set forth herein.  The undersigned representative of Tenant is duly authorized and fully qualified to execute this instrument on behalf of Tenant.

IN WITNESS WHEREOF, Tenant has executed this instrument on                                                   .

TENANT:

By:
Name:
Title:

SAMPLE - SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT executed on the date(s) indicated on each acknowledgment, but to be effective as of                                     , among [Mortgagee]                                          (hereinafter referred to as “Lender”),                                                              (hereinafter referred to as “Tenant”), and (hereinafter referred to as “Landlord”).

S T A T E M E N T      O F      B A C K G R O U N D

Landlord and Tenant have entered into that certain lease (hereinafter referred to as the “Lease”) dated                     , [amended by a                              dated                 ] relating to the premises described therein (hereinafter referred to as the “Premises”) and being part of the Property (as hereinafter described).  Lender has made or has committed to make a loan to Landlord secured by a mortgage (hereinafter referred to as the “Mortgage”) and an assignment of leases and rents from Landlord to Lender covering certain property described in Exhibit A attached hereto and by this reference made a part hereof (the “Property”) which includes the Premises.  Tenant has agreed that the Lease shall be subject and subordinate to the Mortgage held by Lender, provided Tenant is assured of continued occupancy of the Premises under the terms of the Lease.

S T A T E M E N T      O F      A G R E E M E N T

For and in consideration of the mutual covenants herein contained, the sum of $10.00 and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged,  it is hereby agreed as follows:

1.                                       Lender, Tenant, and Landlord do hereby covenant and agree that the Lease with all rights, options (including options to acquire or lease all or any part of the Premises), liens, and charges created thereby is and shall continue to be subject and subordinate in all respects to the Mortgage and to any renewals, modifications, consolidations, replacements, and extensions thereof and to all advancements made thereunder.

2.                                       Lender does hereby agree with Tenant that, in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure, or otherwise (a) the Lease shall continue in full force and effect as a direct Lease between the succeeding owner of the Property and Tenant, upon and subject to all of the terms, covenants, and conditions of the Lease, for the balance of the term of the Lease; and Lender will not disturb the possession of Tenant or any of Tenant’s rights under the Lease, and (b) the Premises shall be subject to the Lease, and Lender shall recognize Tenant as the tenant of the Premises for the remainder of the term of the Lease in accordance with the provisions thereof; provided, however, that Lender shall not be subject to any claims or defenses which Tenant might have against any prior landlord (including Landlord), but Lender agrees that Tenant shall have the right to apply accrued rent offset rights against the rent payable under the Lease until such offsets have been exhausted; nor shall Lender be liable for any act or omission of any prior landlord (including Landlord), nor shall Lender be bound by any rent or additional rent which Tenant might have paid for more than the current month or any security deposit or other prepaid charge paid to any prior landlord (including Landlord), nor shall it be bound by any amendment or modification of the Lease made without its written consent.   Nothing contained herein shall prevent Lender from naming Tenant in any foreclosure or other action or proceeding initiated by Lender pursuant to the Mortgage to the extent necessary under applicable law in order for Lender to avail itself of and complete the foreclosure or other remedy.

3.                                       Tenant does hereby agree with Lender that, in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure, or otherwise, then Tenant shall attorn to and recognize

Lender as the Landlord under the Lease for the remainder of the term thereof; and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease.  Tenant further covenants and agrees to execute and deliver upon request of Lender an appropriate agreement of attornment to Lender and any subsequent titleholder of the Premises, such agreement to be in form reasonably acceptable to Tenant.

4.                                       Tenant acknowledges that Landlord will execute and deliver to Lender an assignment of the Lease as security for said loan.  Tenant agrees to notify Lender of any default(s) by Landlord under the Lease; Lender shall have the same right to cure such default(s) as is provided to Landlord under the Lease.

5.                                       Lender shall have no obligation or incur any liability with respect to the construction or completion of the improvements in which the Premises are located, or for completion of the Premises, or any improvements for Tenant’s use and occupancy.  Lender shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, including, without limitation, any warranties respecting use, compliance with zoning, hazardous wastes, or environmental laws, Landlord’s title, Landlord’s authority, habitability, or fitness for purpose or possession.  In the event that Lender shall acquire title to the Premises [or the Property], Lender shall have no obligation, nor incur any liability, beyond Lender’s then equity interest, if any, in the Premises; and Tenant shall look exclusively to such equity interest of Lender, if any, in the Property for the payment and discharge of any obligations or liability imposed upon Lender hereunder under the Lease or under any new lease of the Property.

6.                                       If any portion or portions of this Agreement shall be held invalid or inoperative, then all of the remaining portions shall remain in full force and effect; and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion or portions held to be invalid or inoperative.

7.                                       This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

8.                                       Lender shall not, either by virtue of the Mortgage, the Assignment of Leases, or this Agreement, be or become a mortgagee in possession or be or become subject to any liability or obligation under the Lease or otherwise until Lender shall have acquired the interest of Landlord in the Premises, by foreclosure or otherwise; and then such liability or obligation of Lender under the Lease shall extend only to those liabilities or obligations accruing subsequent to the date that Lender has acquired the interest of Landlord in the Premises as modified by the terms of this Agreement.

9.                                       Any and all notices, elections, approvals, consents, demands, requests, and responses thereto (“Communications”) permitted or required to be given under this Agreement shall be in writing and shall be deemed to have been properly given and shall be effective upon the earlier of receipt thereof or deposit thereof in the United States mail, postage prepaid, certified with return receipt requested, to the other party at the address of such other party set forth herein below or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any Communications must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective with respect to Communications sent prior to the time of receipt thereof.  Any notice, if given to Lender, must be addressed as follows, subject to change as provided hereinabove:

Lender:

With copies to:

and, if given to Tenant, must be addressed as follows, subject to change as provided hereinabove:

and, if given to Landlord, must be addressed as follows, subject to change as provided hereinabove:

10.                                 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title, and assigns.  When used herein, the term “Landlord” refers to Landlord and to any successor to the interest of Landlord under the Lease; and the term “Lender” refers to Lender and to any successor-in-interest of Lender under the Mortgage.

11.                                 This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.  Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal to be effective as of the date set forth in the first paragraph hereof.

LENDER:

,
a

By:
Name:
Title:

STATE OF	§
§
COUNTY OF	§

BEFORE ME, a Notary Public in and for said County and State, personally appeared [Name], [Title] of [Company] a                                                                   , LENDER in the foregoing; and he/she acknowledged that he/she did sign said instrument for and on behalf of said corporation, as the voluntary act and deed of said corporation, for all the uses and purposes therein mentioned.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my notarial seal on                                                                                                     .

Notary Public

Commission Expiration Date:

TENANT:

,
a

By:
Name:
Title:

(CORPORATE SEAL)

STATE OF	§
§
COUNTY OF	§

BEFORE ME, a Notary Public in and for said County and State, personally appeared [Name], [Title} of [Company], a                                  , TENANT in the foregoing; and he/she acknowledged that he/she did sign said instrument for and on behalf of said                               , as the voluntary act and deed of said corporation, for all the uses and purposes therein mentioned.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my notarial seal on                                                                                                     .

Notary Public

Commission Expiration Date:

LANDLORD:

,
a

By:
Name:
	Title:	Authorized Member

STATE OF	§
§
COUNTY OF	§

BEFORE ME, a Notary Public in and for said County and State, personally appeared                   , Authorized Member                                                                    , LANDLORD in the foregoing; and he/she acknowledged that he/she did sign said instrument for and on behalf of said company as the voluntary act and deed of said company, for all the uses and purposes therein mentioned.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my notarial seal on                                                                                                     .

Notary Public

Commission Expiration Date: